UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2007

CDW CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Illinois	0-21796	36-3310735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Milwaukee Ave., Vernon Hills, Illinois 60061

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a – 12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e – 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on May 29, 2007, CDW Corporation (“CDW”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with VH Holdings, Inc. (“Parent”) and VH MergerSub, Inc., a wholly owned subsidiary of Parent (“Sub”). Parent was formed by Madison Dearborn Partners, LLC (“Madison Dearborn”). Also on May 29, 2007, funds affiliated with Madison Dearborn (the “MDCP Parties”) delivered to CDW a limited guaranty of Parent’s obligation to pay certain amounts under the Merger Agreement (including the $146.0 million termination fee that Parent may be required to pay CDW under certain circumstances), up to a maximum amount equal to their pro rata share of $292.0 million.

Certain affiliates of Providence Equity Partners Inc. (the “Providence Parties”) have agreed to join with the MDCP Parties to provide the majority of the equity financing necessary to consummate the merger contemplated by the Merger Agreement (the “Merger”). Accordingly, on July 1, 2007, the Providence Parties executed and delivered an equity commitment letter to Parent, pursuant to which they committed to provide $1.035 billion in equity financing, and a limited guaranty in favor of CDW in respect of Parent’s obligations under the Merger Agreement, with a maximum liability of $137,181,600.

As a result of the foregoing, on July 1, 2007, the MDCP Parties delivered an amended and restated equity commitment letter which reduced their commitment from $1.203 billion to $1.168 billion in equity financing, and an amended and restated limited guaranty, which reduced their maximum liability thereunder from $292.0 million to $154,818,400. J.P. Morgan Ventures Corporation and LB I Group, Inc., who had also committed to provide equity financing by delivering equity commitment letters on May 29, 2007, each delivered amended and restated equity commitment letters dated as of July 1, 2007 which reduced their respective equity commitments from $575 million to $66.7 million.

Additionally, affiliates of Deutsche Bank Securities, Inc. agreed to provide a portion of the equity financing and debt financing necessary to consummate the Merger. DB Investment Partners, Inc. delivered an equity commitment letter to Parent dated as of July 1, 2007 in respect of its equity commitment in the amount of $66.7 million, and an amended and restated debt commitment letter was entered into on June 27, 2007 to reflect Deutsche Bank Securities, Inc. and certain of its affiliates joining as lenders thereunder.

On July 1, 2007, Parent, Sub and CDW entered into a letter agreement pursuant to which CDW has consented to (i) the amendments to the equity commitment letters from the MDCP Parties, J.P. Morgan Ventures Corporation and LB I Group, Inc. and the additions of the equity commitment letters from the Providence Parties and DB Investment Partners, Inc., (ii) the amendment of the debt commitment letter primarily to add Deutsche Bank Securities, Inc. and certain of its affiliates as lenders thereunder, and (iii) the amendment of the limited guaranty from the MDCP Parties and the delivery of the limited guaranty from the Providence Parties.

The foregoing summary of the letter agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the letter agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The foregoing summaries of the amended and restated limited guaranty from the MDCP Parties and the limited guaranty from the Providence Parties do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such limited guaranties, which are attached as Exhibit 99.1 and Exhibit 99.2 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

CDW hereby furnishes certain information regarding its business which information was prepared in connection with the financing activities related to the Merger.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This current report on Form 8-K (this “Current Report”) contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes”, “expects”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “projects” or “anticipates” or similar expressions that concern our strategy, plans or intentions. Any statements made relating to the Merger or to our estimated and projected earnings, margins, cost savings, expenditures, cash flows, growth rates, strategies and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results.

Some of the important factors that could cause actual results to differ materially from our expectations are more fully disclosed in our most recent Annual Report on Form 10-K, including, without limitation, in conjunction with the forward-looking statements included in this Current Report. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We assume no obligation to publicly update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Factors that could cause actual results to differ materially from those expressed or implied in a forward-looking statement may include the following (among others): failure to obtain shareholder approval of the Merger Agreement or the failure to satisfy other closing conditions, including regulatory approvals, with respect to the proposed Merger; failure of Parent to obtain the necessary financing arrangements to pay the aggregate merger consideration; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure of the proposed Merger to close for any other reason; the amount of the costs, fees, expenses and charges relating to the Merger and the actual terms of financings that will need to be obtained for the Merger; the impact of substantial indebtedness that will need to be incurred to finance the consummation of the Merger; our ability to generate the significant amount of cash needed to service our debt obligations; increases in interest rates; the risk that the benefits from the Merger may not be fully realized or may take longer to realize than expected; changes in general economic conditions in the United States; the costs and effects of legal or administrative proceedings; risks inherent in acquisitions; and other factors described from time to time in documents filed by CDW with the Securities and Exchange Commission.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. By furnishing this information, we make no admission as to the materiality of any information in this Item 7.01 of this Current Report that is required to be disclosed solely by reason of Regulation FD.

Non-GAAP Financial Measures

The information contained below includes presentations of EBITDA, Adjusted EBITDA, and Adjusted EBITDA After Pro Forma Item, which are supplemental measures of our performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities as measures of our liquidity. EBITDA means net income before provision for income taxes; other expense, net; interest income; and depreciation and amortization expense. “Adjusted EBITDA” is calculated by excluding from EBITDA a litigation settlement associated with the Microwarehouse transaction and non-cash option and restricted stock expense. “Adjusted EBITDA After Pro Forma Item” includes the EBITDA for Berbee Information Networks Corporation (“Berbee”) prior to its acquisition on October 11, 2006 as if CDW owned Berbee.

We believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their supplemental evaluation of companies, many of which present an EBITDA measure when reporting their results. We present Adjusted EBITDA as a supplemental measure to assess our performance because it excludes a certain one-time charge and non-cash option and restricted stock expense. We present Adjusted EBITDA After Pro Forma Items as a supplemental measure to assess our performance because it reflects the estimated annualized impact of the acquisition of Berbee which was completed in the twelve months ended March 31, 2007 (the “LTM period”).

EBITDA, Adjusted EBITDA and Adjusted EBITDA After Pro Forma Item are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation. EBITDA, Adjusted EBITDA and Adjusted EBITDA After Pro Forma Item have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA, Adjusted EBITDA and Adjusted EBITDA After Pro Forma Item do not reflect changes in, or cash requirements for, our working capital needs;
•	EBITDA, Adjusted EBITDA and Adjusted EBITDA After Pro Forma Item do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA, Adjusted EBITDA and Adjusted EBITDA After Pro Forma Item do not reflect historical cash expenditures or future requirements for capital expenditures;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA, Adjusted EBITDA, and Adjusted EBITDA After Pro Forma Item do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA After Pro Forma Item differently, limiting their usefulness as comparative measures.

The information contained below includes pro forma information for full year 2006 and the LTM period as if CDW owned Berbee prior to its acquisition in October 2006. This information includes sales, gross profit, operating income, Adjusted EBITDA, and information about capital expenditures. This information is presented to provide additional comparative data for CDW including the impact of this acquisition for these periods, and should not be considered to be an indication of future performance.

EBITDA reconciliation

Adjusted EBITDA reconciliation ($mm)
	FY05	FY06	3-M 06	3-M 07	LTM Mar-07
Net income	$272.1	$266.1	$61.7	$76.8	$281.2
Depreciation and amortization	21.5	28.1	6.6	10.0	31.6
Interest income	(15.2)	(19.8)	(5.2)	(4.4)	(19.0)
Income tax expense	160.9	148.3	36.8	45.1	156.6
Other expense	1.8	1.8	1.0	0.4	1.3

EBITDA	$441.1	$424.5	$100.8	$128.0	$451.7
Adjustments[1]
Micro Warehouse settlement	—	25.0	—	—	25.0
Non-cash equity compensation	—	15.8	4.2	1.7	13.2
Accelerated vesting of options	3.9	—	—	—	—

Subtotal	$3.9	$40.8	$4.2	$1.7	$38.2

Adjusted EBITDA	$445.0	$465.3	$105.0	$129.7	$489.9
Berbee EBITDA prior to acquisition	16.0	21.3	6.7	—	14.5

Adjusted EBITDA after pro forma item	$461.0	$486.6	$111.8	$129.7	$504.5

1 For additional information regarding these adjustments, please refer to CDW’s Annual Report on Form 10-K for the years 2005 and 2006 and CDW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Financial snapshot ($ millions)
FY—December 31	2004A	2005A	2006A	2006 PF	LTM 03/31/07	LTM PF
Net sales	$5,738	$6,292	$6,785	$7,118	$7,056	$7,298
% growth	23.0%	9.7%	7.8%	13.1%	NA	NA
Gross profit	$870	$968	$1,070	$1,141	$1,117	$1,166
% margin	15.2%	15.4%	15.8%	16.0%	15.8%	16.0%
Operating Income	$393	$420	$421[2]	$436[2]	$445[2]	$455[2]
% margin	6.9%	6.7%	6.2%	6.1%	6.3%	6.2%
Adj. EBITDA	$414[1]	$445	$465	$487	$490	$504
% margin	7.2%	7.1%	6.9%	6.8%	6.9%	6.9%

1Excludes $3.9 million of transaction and integration costs associated with the MicroWarehouse transaction.

2Excludes $25.0 million MicroWarehouse settlement.

Item 8.01. Other Events.

On July 2, 2007, CDW filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) containing information about the Merger Agreement and a special meeting of shareholders at which they will be asked to consider a proposal to approve the Merger Agreement. Following the completion of the SEC’s review of the preliminary proxy statement, CDW will mail a definitive proxy statement and proxy card to CDW’s shareholders of record. The date of the special meeting of shareholders to be held to consider and vote upon the Merger Agreement and the record date for the meeting will be specified in the definitive proxy statement.

Additionally, pursuant to the Merger Agreement, CDW’s right to initiate, solicit, facilitate and encourage “takeover proposals” (as defined in the Merger Agreement) expired at 12:01 a.m. (Eastern Time) on June 29, 2007. As of such date, CDW had not received any takeover proposals and accordingly, there are no “excluded parties” under the Merger Agreement.

Where You Can Find Additional Information

In connection with the Merger, CDW filed a preliminary proxy statement with the SEC on July 2, 2007. CDW will also file with the SEC, and furnish to its shareholders, a definitive proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the Merger. CDW SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. CDW shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. CDW shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to CDW Corporation, 200 N. Milwaukee Ave., Vernon Hills, Illinois 60061, Attention: Corporate Secretary, telephone: (847) 465-6000, or from CDW’s website, http://www.cdw.com.

CDW and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of CDW with respect to the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the preliminary proxy statement described above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Letter Agreement, dated July 1, 2007, from VH Holdings, Inc. and VH MergerSub, Inc. to CDW Corporation.

99.1	Amended and Restated Limited Guaranty, dated as of July 1, 2007, by Madison Dearborn Capital Partners V-A, L.P., Madison Dearborn Capital Partners V-C, L.P. and Madison Dearborn Capital Partners V Executive A, L.P. in favor of CDW Corporation.

99.2	Limited Guaranty, dated as of July 1, 2007, by Providence Equity Partners VI L.P. and Providence Equity Partners VI A, L.P. in favor of CDW Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2007	CDW CORPORATION
	By:	/s/ Christine A. Leahy
Christine A. Leahy Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Letter Agreement, dated July 1, 2007, from VH Holdings, Inc. and VH MergerSub, Inc. to CDW Corporation.

99.1	Amended and Restated Limited Guaranty, dated as of July 1, 2007, by Madison Dearborn Capital Partners V-A, L.P., Madison Dearborn Capital Partners V-C, L.P. and Madison Dearborn Capital Partners V Executive A, L.P. in favor of CDW Corporation.

99.2	Limited Guaranty, dated as of July 1, 2007, by Providence Equity Partners VI L.P. and Providence Equity Partners VI A, L.P. in favor of CDW Corporation.